                                                                   EXHIBIT 10.14


               [LETTERHEAD OF TEXAS COMMERCE BANK APPEARS HERE]


February 14,1997

John Murchison, President and CEO
DTM Corporation
1611 Headway Circle, Building 2
Austin, Texas 78754

Dear Mr. Murchison:

Texas Commerce Bank National Association ("Bank") is prepared to make funds (the "Loan") available to DTM Corporation ("Borrower") according to the terms and conditions outlined below.

This commitment is subject to the completion of an Initial Public Offering with minimum net cash proceeds in an amount sufficient to repay all existing bank indebtedness, indebtedness owed to The BFGoodrich Company and to comply with NASDAQ's liquidity requirements.

      BORROWER:      DTM Corporation, a Texas Corporation
                     1611 Headway Circle, Building 2
                     Austin, Texas 78754

                     By signing below and accepting the terms of this letter, the Borrower represents that it is acting for its own account, and not as an agent, trustee or nominee for any other person. This letter is not intended for the benefit of any party other than the Borrower and may not be relied on by any other party. This letter is not assignable.

      AMOUNT:        $6,000,000.00 revolving line of credit ("Line of Credit").

      PURPOSES:      To finance timing differences in cash flow.

      INTEREST RATE: Texas Commerce Bank National Association Prime Rate (as
                     defined in the Loan Documents) plus .75%, floating daily.

      MATURITY:      April 1,1998.

DTM Corporation
February 14, 1997
Page 2

      PAYMENTS:      Accrued interest shall be due on the last day of each
                     month. The Borrower will have the ability to borrow and repay the principal of the Line of Credit on a daily basis with the outstanding balance at April 1, 1998 due in full along with accrued and unpaid interest.

      FEES: 1) Ordinary closing costs and attorney's fees, which costs and fees shall not exceed $2,000.00.
                     2)1/4th of 1% fee on unused portion of line of credit to be paid quarterly in arrears.
                     3) $30,000.00 up front fee. $15,000.00 of this fee has
                     already been paid. $15,000 of this fee will be due at the execution of this letter by the Borrower and will be non-refundable.

      COLLATERAL:    First blanket priority lien on all accounts receivable and inventory. Borrowing base to govern the availability of funds under the Line of Credit. The Borrower will at no time pledge any or all assets which include but are not limited to all property, plant and equipment, intellectual property and the licensing rights for the Borrower's product from the University of Texas.

      BORROWING
      BASE: Borrowing base shall consist of 80% of all eligible domestic accounts receivable 0-90 days from date of invoice, 80% of foreign accounts receivable 0-90 days from date of invoice covered by an acceptable Letter of Credit or on open account as approved by Bank, and 90% for all foreign accounts receivable 0-90 days from date of invoice covered by Eximbank insurance or private foreign credit insurance acceptable to the Bank. Subject to the profitability test described below, borrowing availability shall be the lesser of the Borrowing Base or the commitment amount of the Line of Credit. All domestic accounts receivable of Borrower shall be collected through a Lockbox at the Bank and similar arrangements shall be made for the Borrower's non-domestic accounts receivable. So long as there is a Loan outstanding under the Line of Credit, and EBITDA before Capitalized Expenses and before SAR Expenses does not exceed $1,000,000 for the previous quarter, all collected funds through the Lockbox will be applied to any outstanding balance on the Line of Credit. When EBITDA before Capitalized Expenses and before SAR Expenses exceeds $1,000,000 for the previous quarter, this requirement will no longer be in effect.

DTM CORPORATION
February 14, 1997
Page 3


      REPORTING
      REQUIREMENTS:  1) Monthly unaudited financial statements of Borrower due within 35 days of each month end.
                     2) Annual audited financial statements of Borrower due within 90 days of fiscal year end.
                     3) Weekly accounts receivable aging report due every Monday if there is an outstanding balance under the Line of Credit and if EBITDA before Capitalized Expenses has not been $1,000,000 for the previous quarter. When the preceding quarterly EBITDA before Capitalized Expenses and before SAR Expenses exceeds $1,000,000, then both of these reports will be required on a monthly basis within 15 days of each month end. Additionally, if there are no outstandings under the Line of Credit, these reports will only be required monthly within 15 days of each month end.
                     4) Weekly borrowing base certificate due every Monday if there is an outstanding balance under the Line of Credit and if EBITDA before Capitalized Expenses and before SAR Expenses has not been $1,000,000 for the previous quarter. When the preceding quarterly EBITDA before Capitalized Expenses and before SAR Expenses exceeds $1,000,000, then both of these reports will be required on a monthly basis within 15 days of each month end. Additionally, if there are no outstandings under the Line of Credit, these reports will only be required monthly within 15 days of each month end.
                     5) Monthly accounts payable aging report due within 15 days of each month end.

      FINANCIAL
      COVENANTS:     All financial covenants will be calculated at the end of
                     each month. All accounting terms not defined in this
                                                      ---
                     section shall have the same meaning as Generally Accepted
                     Accounting Principles.

                     1) Minimum Tangible Net Worth shall be at all times, the greater of either: a) $7,500,000 (defined as total Shareholder Equity less Intangibles) or b) IPO proceeds plus Shareholder's Deficit at 12/31/96 plus Net Income
                     (Loss) at 3/31/97 less $750,000 less Intangibles.
                     2) Minimum Quick Ratio of .85 until September 30, 1997 increasing to 1.0 to 1.0 thereafter. Quick Ratio shall mean Total Current Assets less Inventory divided by Current Liabilities (which includes any outstandings under the Line of Credit).

DTM Corporation
February 14, 1997
Page 4

                     3) Minimum Quarterly EBITDA before Capitalized Expenses and before SAR Expenses of the following:
                     -----------------------------------------------------------
                     Quarter ending           Minimum EBITDA before Capitalized
                                              Expenses and SAR Expenses
                     -----------------------------------------------------------
                     3/31/97                  $ (600,000)
                     6/30/97 & 9/30/97        $  250,000
                     12/31/97 & thereafter.   $1,000,000
                     -----------------------------------------------------------

                     4) Availability under the Line of Credit will be limited to 3,000,000 while the preceding quarterly EBITDA before Capitalized Expenses and before SAR Expenses is less than $1,000,000.

      GUARANTORS:    None.

      OTHER
      PROVISIONS:    1) THIS COMMITMENT IS SUBJECT TO THE COMPLETION OF AN
                     INITIAL PUBLIC OFFERING WITH MINIMUM NET CASH PROCEEDS IN
                     AN AMOUNT TO REPAY ALL EXISTING BANK INDEBTEDNESS AND
                     INDEBTEDNESS OWED TO THE BFGOODRICH COMPANY AND IN AN
                     AMOUNT TO COMPLY WITH NASDAQ'S LIQUIDITY REQUIREMENTS. NET
                     CASH PROCEEDS SHALL BE DEFINED AS THE BORROWER'S GROSS
                     PROCEEDS FROM THE INITIAL PUBLIC OFFERING LESS THE
                     UNDERWRITING DISCOUNT.
                     2) Field analyses of the Borrower's assets by a Bank representative must be performed and the results must be acceptable to the Bank in its sole discretion on a semiannual basis.
                     3) No additional liens and encumbrances, except as approved by Bank. This would include no liens incurred on any and all intellectual property.
                     4) No additional indebtedness, except as approved by Bank.
                     5) No dividends or advances, except as approved by Bank.
                     6) The Borrower will not permit a change in the CEO unless
                     (a) the Borrower replaces the CEO with a qualified successor within a reasonable period of time after the removal, termination, resignation, failure to serve, etc.
                     of the CEO and (b) the Bank has approved in writing such successor officer within 30 days after the date of such replacement. If the Bank does not approve of the new CEO then all cash collected through the Lockbox will be applied as immediate make cash advances under the Line of Credit will terminate.

DTM Corporation
February 14,1997
Page 5

                     7) The Bank will allow the merger or acquisition of a company in a similar line of business provided Borrower's consideration is in the form of equity and as long as the Borrower is in compliance with its Loan Agreement on a proforma and post acquisition basis. All merger and acquisition activity which either involves the assumption, issuance or the incurrence of debt will require approval by Bank.

      CLOSING DATE:  If the conditions to the making of the Loan are not satisfied on or before April 21, 1997, then this commitment shall automatically terminate and be of no further force or effect.

      EXPENSES:      Borrower shall be liable for and shall promptly pay all
                     reasonable fees, expenses and charges incurred in connection with the issuance, amendment or modification of this commitment, the negotiation and preparation of the documents governing or securing the Loan, the disbursement of the Loan, the administration of the Loan and the enforcement of the obligations of Borrower under this commitment of the documents governing or securing the Loan, whether or not this commitment is terminated or any Loans are advanced. These fees will include all legal expenses associated with closing this transaction which are currently estimated at $2,000.00. Any costs above this amount will be discussed with the Borrower before they are incurred. Additionally, field analysis fees will not exceed
                     $2,500.00 on a semi-annually basis.

      LOAN
      DOCUMENTS:     The Bank will require among other terms and conditions, at the time of each advance; reporting requirements, covenants, events of default, representations and warranties; indemnifications and other requirements customary for transactions of this type which are not specifically outlined but which are, nevertheless, conditions to closing. All documentation must be satisfactory to the Bank in its sole discretion and that of its counsel.

DTM Corporation
February 14, 1997
Page 6

      ENTIRE
      AGREEMENT:     Notwithstanding any discussions or other action or conduct undertaken by or on behalf of Borrower or Bank on or before the date of this letter, this letter constitutes the only evidence of Bank's consent to make the Loan which consent is subject to the terms and conditions contained herein.

      THE TERMS AND CONDITIONS OF THE BANK'S AGREEMENT HEREUNDER ARE NOT LIMITED TO THE ABOVE TERMS AND CONDITIONS, AND THIS LETTER DOES NOT SET OUT IN FULL ALL THE REQUIREMENTS OF THE BANK AS TO THE BORROWER AND THE CONDITIONS TO MAKING THE LOAN AVAILABLE. THOSE MATTERS WHICH ARE NOT COVERED BY OR MADE CLEAR IN THE ABOVE OUTLINE ARE SUBJECT TO MUTUAL AGREEMENT OF THE PARTIES, AND ALL MATTERS ARE SUBJECT TO AMPLIFICATION IN THE LOAN DOCUMENTS.

      THIS COMMITMENT IS ALSO CONDITIONAL UPON THE PREPARATION, EXECUTION AND DELIVERY OF LEGAL DOCUMENTATION (INCLUDING ASSURANCES, VERIFICATIONS AND RELATED AGREEMENTS REGARDING THE MATTERS NOTED ABOVE) IN FORM AND SUBSTANCE SATISFACTORY TO THE BANK AND ITS COUNSEL INCORPORATING SUBSTANTIALLY THE TERMS AND CONDITIONS OUTLINED OR REFERRED TO ABOVE.

      FURTHERMORE, AT THE TIME OF THE CLOSING OF THE LOAN THERE MUST NOT BE: ANY RECEIVERSHIP OR INSOLVENCY PROCEEDINGS OF ANY KIND RELATING TO THE BORROWER OR GUARANTORS; ANY DEFAULT UNDER THE LOAN DOCUMENTS; ANY MATERNAL ADVERSE CHANGE IN THE BUSINESS OR FINANCIAL CONDITION OF THE BORROWER FROM THE CONDITION DESCRIBED IN THE FINANCIAL STATEMENTS DATED DECEMBER 31, 1996 WHICH BANK HAS REVIEWED JUST PRIOR TO DELIVERING THIS COMMITMENT, OR ANY MATERIAL ADVERSE CHANGES WITH RESPECT TO THE COLLATERAL OR ANY OTHER INFORMATION OR DOCUMENT SUBMITTED TO BANK BY BORROWER.

      THIS WRITTEN COMMITMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

DTM Corporation
February 14, 1997
Page 7

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Please evidence your acceptance of the foregoing by signing and returning to us to the attention of Donna Tanner-Day the enclosed copy of this letter on or before February 21, 1997 along with a fee of $15,000.00. Unless we receive your executed acceptance hereof and the fee of $15,000.00 by the close of business on February 21, 1997, this commitment will be null and void.

Upon receipt of your acceptance we will commence preparation of the documentation process and advise you of those documents which you will need to provide to us in anticipation of the closing of the Loan.

                Very Truly Yours,
                TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                BY:  /s/ DONNA TANNER-DAY
                    ------------------------------------
                     DONNA TANNER-DAY
                     VICE PRESIDENT



Accepted on FEB. 18, 1997

DTM CORPORATION

/s/ JOHN MURCHISON, III
--------------------------
By: John Murchison, III
--------------------------
Title:  President and CEO
--------------------------